CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
Certified Public Accountants
Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com

Todd D. Chisholm
Nephi J. Bierwolf
Troy F. Nilson
Douglas W. Morrill

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

To the Board of Directors of New Media Lottery Services Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated August 11, 2009 included in and incorporated by reference in New Media Lottery Services Inc.'s Annual Report on Form 10-K, for the fiscal year ended April 30, 2009, and to all references to our firm included in or made a part of this Registration Statement.

Chisholm, Bierwolf, Nilson & Morrill LLC

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
September 16, 2009

PCAOB Registered, Members of AICPA, CPCAF and UACPA

533 West 2600 South, Suite 25 • Bountiful, Utah 84010

12 South Main, Suite 208, Layton, Utah 84041

MEMBER: AICPA

BOUWHUIS MORRILL & COMPANY LLC

Certified Public Accountants

Professional Advisors & Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
New Media Lottery Services, Inc.
Harrisonburg, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of New Media Lottery Services, Inc. on Form S-8, of our report dated August 1, 2008 of our audit of the financial statements of New Media Lottery Services, Inc. for the fiscal year ended April 30, 2008, which report was included in New Media Lottery Service, Inc.'s Form 10-K which was filed on August 13, 2009, and to all references to our firm included in this Registration Statement.

Bouwhuis, Morrill & Company

Bouwhuis, Morrill & Company
Layton, Utah
September 16, 2009

12 South Main, Suite 208, Layton, Utah 84041 • **Tel 801.546.9068 Fax 801.546.8211**